UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2017

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 631-777-5188

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 21, 2017, FalconStor Software, Inc. (the “Company”) received notice from the Nasdaq Hearings Panel (the “Panel”) of the Panel’s decision to delist the Company’s shares from listing on The Nasdaq Capital Market. Suspension of trading in the shares will be effective at the open of business on September 25, 2017. The Nasdaq Stock Market will complete the delisting by filing a Form 25 Notification of Delisting with the Securities and Exchange Commission after applicable appeal periods have lapsed. Following suspension of trading of the Company’s common stock on The Nasdaq Capital Market, the Company’s shares will be quoted on the OTC Markets’ OTCQB.

As previously disclosed, the Company was before the Panel on June 29, 2017, after the Nasdaq Staff notified the Company that it was not in compliance with the minimum bid price and the minimum market value of listed securities under the Nasdaq Listing Rules. The Panel issued a decision on July 19, 2017 continuing the Company’s listing, provided the Company met certain milestones. On September 19, 2017, the Company informed the Panel that it would be unable to regain compliance as required by the decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2017	FALCONSTOR SOFTWARE, INC.

	By:	/s/ Patrick McClain
		Name:	Patrick McClain
		Title:	Executive Vice President, Chief Financial Officer and Treasurer